Exhibit 10.1

TERMINATION OF BUSINESS COMBINATION AGREEMENT

Termination of Business Combination Agreement, dated as of May 20, 2019 (this “Termination”), between Pensare Acquisition Corp., a Delaware corporation (“Pensare”), and U.S. Telepacific Holdings Corp., a Delaware corporation (“TPx”). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the BCA (as defined below). Section references used herein are to the respective sections of the BCA.

WHEREAS, Pensare, TPx and Tango Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Pensare (“Merger Sub”), are parties to that certain Business Combination Agreement dated as of January 31, 2019 (the “BCA”); and

WHEREAS, the parties wish to mutually terminate the BCA in accordance with the provisions thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Pensare and TPx hereby agree as follows:

1.   The BCA is hereby terminated, effective immediately, pursuant to Section 9.01(a) of the BCA.

2.   The effect of the termination of the BCA shall be as set forth in Section 9.02 of the BCA.

3.   Each party agrees to pay the expenses incurred by each such party in connection with the BCA in accordance with Section 9.03(a) of the BCA.

4.   Each party agrees not to (a) initiate any communications with respect to the other party, the BCA or the Transactions, except as set forth in paragraph 5 below, (b) make, publish or communicate to any person (including a party’s customers or suppliers) or in any public or private forum or through any medium, any disparaging, damaging or demeaning statements about the other party or any of its officers, directors, employees, and agents or (c) otherwise engage, directly or indirectly, in any communications with any person (including a party’s customers or suppliers) that may be disparaging to the other party and its subsidiaries, that may damage the reputation or goodwill of the other party or its subsidiaries, or that may place the other party or its subsidiaries in any false or negative light; provided, that the foregoing shall not apply to any such disclosure or communication which may be required by applicable law or stock exchange rule or in response to any request by any governmental entity. Each party hereto represents to the other party hereto that it has not engaged in any of the actions and communications described in the foregoing clauses (b) and (c) of this paragraph 4 prior to the date hereof.

5.    The parties shall issue a press release relating to this Termination in the form of Exhibit A hereto. Pensare shall issue the Form 8-K in the form of Exhibit B hereto. Thereafter, except for disclosure or communication required by applicable law or stock exchange rule or in response to any request by any governmental entity, neither of the parties shall issue any press release or make any other public statement with respect to the Transactions and/or this Termination without the prior written consent of the other party.

6.    Pensare and Merger Sub, for themselves, and on behalf of each of their respective affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, shareholders, parents, subsidiaries, affiliates, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge TPx and its affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, shareholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the BCA and the transactions contemplated thereby (the “Pensare Released Claims”).

7.    TPx, for itself, and on behalf of each of its affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, shareholders, parents, subsidiaries, affiliates, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge Pensare and Merger Sub and their affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, shareholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them (collectively, the “Pensare Releasees”), from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the BCA and the transactions contemplated thereby (the “TPx Released Claims,” and together with the Pensare Released Claims, the “Released Claims”).

8.     Notwithstanding anything contained in this Termination to the contrary, it is the express intention of the parties that the Released Claims released pursuant to paragraphs 6 and 7 of this Termination do not include claims, if any, based upon a breach of this Termination, or claims brought by TPx under the confidentiality agreement, dated August 8, 2018, between Pensare and TPx (the “Confidentiality Agreement”). TPx hereby directs Pensare to comply with its obligations, pursuant to Section 10(a) of the Confidentiality Agreement, to destroy all Evaluation Material (as defined therein) that is in the possession of Pensare or any of its Representatives (as defined therein), and Pensare hereby agrees to comply with such direction and to certify in writing to TPx, within five Business Days of the date hereof, compliance with its obligations under Section 10(a) of the Confidentiality Agreement.

9.    With respect to filings previously made by the parties to the applicable State Public Utility Commissions regarding the BCA and the proposed transactions, the parties shall cooperate with each other, as necessary, in notifying the applicable State Public Utility Commissions of the termination of the BCA and the withdrawal of the applications before those Commissions.

10.  Each party acknowledges and understands that there is a risk that subsequent to the execution of this Termination, each party may discover, incur or suffer Released Claims that were unknown or unanticipated at the time of the execution of this Termination, and which, if known on the date of the execution of this Termination, might have materially affected each party’s decision to enter into and execute this Termination. Each party further agrees that by reason of the releases contained herein, each party is assuming the risk of such unknown Released Claims and agrees that this Termination applies thereto. In connection therewith, each party expressly waives the benefits of Section 1542 of the California Civil Code, and any other similar statutory or case law authority of the United States of America, of any State, territory or possession thereof. Section 1542 reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR

Each party understands and acknowledges the significance and consequence of such specific waiver of Section 1542, or any similar statute or legal doctrine, and expressly waives any right hereafter to assert that any such claim has, through ignorance or oversight, been omitted from this Termination, and further assumes full responsibility for any injury, damages, losses or liability of any kind or nature whatsoever, each Party has, or may hereafter incur, from the above-specified waiver.

IN WITNESS WHEREOF, the undersigned have executed this Termination as of the date written above.

PENSARE ACQUISITION CORP.

By:	/s/ Darrell J. Mays
Name: Darrell J. Mays
Title: Chief Executive Officer

U.S. TELEPACIFIC HOLDINGS CORP.

By:	/s/ Richard Jalkut
Name: Richard Jalkut
Title: Chief Executive Officer

Exhibit A

PENSARE ACQUISITION CORP. AND TPx COMMUNICATIONS ANNOUNCE TERMINATION OF BUSINESS COMBINATION AGREEMENT

ATLANTA, GA and LOS ANGELES, CA – May 20, 2019 –Pensare Acquisition Corp. (NASDAQ: WRLS) (“Pensare”) and U.S TelePacific Holdings Corp. dba TPx Communications (“TPx”) today announced that both parties agreed to mutually terminate the Business Combination Agreement they previously entered into. The termination of the Business Combination Agreement is effective immediately. Pensare intends to continue to pursue a business combination.

About Pensare Acquisition Corp.

Pensare Acquisition Corp. is a special purpose acquisition company that went public on Nasdaq in July 2017 and was formed for the purpose of effecting a merger, acquisition or similar business combination in the telecommunications, media, and technology (TMT) industries. Pensare is led by Chairman Larry Mock, Chief Executive Officer Darrell J. Mays, President Robert Willis, and Chief Strategy Officer David Panton. Pensare’s securities are quoted on the Nasdaq stock exchange under the ticker symbols WRLS, WRLSW, WRLSR and WRLSU. For more information, visit www.pensaregrp.com.

About TPx

Founded in 1998, TPx is a leading provider of Unified Communications, Managed IT services, and Managed Connectivity services with approximately 30,000 customers and 53,000 customer locations across the U.S. TPx has best-in-class customer service embedded in its corporate DNA, offering guaranteed performance to all customers wherever there’s a broadband connection. TPx customers serve every business sector and include many government and not-for-profit enterprises. Throughout its history, the company has steadily executed strategically and delivered more than 16 years of uninterrupted growth over a period that has included two recessions. For more information, visit www.tpx.com or follow @TPxComm on Twitter.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding Pensare’s ability to complete a business combination, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Pensare’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including those risk factors contained in Pensare’s most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov. Pensare does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Media Contact:

Jack Murphy

ICR

(646) 677-1834

jack.murphy@icrinc.com

Exhibit B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2019

Pensare Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1720 Peachtree Street, Suite 629
Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 234-3098
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, one Right and one Warrant	WRLSU	The Nasdaq Stock Market LLC

Common Stock, par value $0.001 per share	WRLS	The Nasdaq Stock Market LLC

Rights, exchangeable into one-tenth of one share of Common Stock	WRLSR

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	WRLSW	The Nasdaq Stock Market LLC

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on January 31, 2019, Pensare Acquisition Corp. (the “Company”) entered into a Business Combination Agreement (the “Business Combination Agreement”) with U.S. TelePacific Holdings Corp., d/b/a TPx Communications (“TPx”) and Tango Merger Sub Corp., a wholly-owned subsidiary of the Company, relating to the proposed business combination between the Company and TPx. On May 20, 2019, the Company and TPx mutually agreed to terminate the Business Combination Agreement pursuant to a Termination of Business Combination Agreement, dated as of May 20, 2019 (the “Termination Agreement”), effective as of such date.

As a result of the termination of the Business Combination Agreement, effective as of May 20, 2019, the Business Combination Agreement is of no further force or effect, and no party to the Business Combination Agreement shall have any liability under the Business Combination Agreement except as otherwise expressly set forth in the Business Combination Agreement.

The Company intends to continue to pursue a business combination.

A copy of the Termination Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 8.01.	Other Events

On May 20, 2019, the Company and TPx issued a press release announcing the termination of the Agreement. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01.	Other Events

(d)       Exhibits

Exhibit Number	Exhibit
10.1	Termination Agreement, by and between the Company and TPx, dated May 20, 2019.
99.1	Press Release, dated May 20, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 20, 2019

Pensare Acquisition Corp.

By:	/s/ Darrell J. Mays
Name: Darrell J. Mays
Title: Chief Executive Officer